Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Rent the Runway, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, $0.001 par value per share
	Equity	Preferred Stock, $0.001 par value per share
	Debt	Debt Securities
	Other	Warrants
	Other	Units
	Unallocated (Universal) Shelf		457(o)	(1)(2)	(3)	$40,000,000	$147.60 per $1,000,000	$5,904.00(4)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$40,000,000		$5,904.00
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$5,904.00

(1)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices, and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(2)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)
Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $40,000,000 (the “Maximum Offering Price”).

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.